SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2013

Well Power, Inc.

(Exact name of registrant as specified in its charter)

NV	000-53985	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 16D, Jalan 6/5 Taman Komersial Pandan Indah, Malaysia	________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 778-991-7278

Vortec Electronics, Inc (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2013, our board of directors resolved to increase the number of authorized shares of our common stock, par value $0.001, from 90,000,000 shares to 4,500,000,000 shares. Correspondingly, our board of directors affirmed a forward split of 50 for 1 in which each shareholder will be issued 50 common shares in exchange for 1 common share of their currently issued common stock. Under the Nevada law, shareholder approval was not required.

Prior to approval of the forward split, we had a total of 2,150,000 issued and outstanding common shares, par value $0.001. On the effective date of the forward split, we will have a total of 107,500,000 issued and outstanding common shares, par value $0.001. New stock certificates will be issued upon surrender of the shareholders’ old certificates.

A copy of the Certificate of Change is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

On December 10, 2013, we filed Articles of Merger with the Secretary of State of Nevada in order to effectuate a merger with our wholly-owned subsidiary, Well Power, Inc. Shareholder approval was not required under Section 92A.180 of the Nevada Revised Statutes. As part of the merger, our board of directors authorized a change in our name to “Well Power, Inc.” and our Articles of Incorporation have been amended to reflect this name change.

A copy of the Articles of Merger is attached to this Current Report as Exhibit 3.2 and is incorporated by reference herein.

In connection with the forward split and name change, we have the following new CUSIP number: 94947A106. We have submitted the required information to FINRA and we have been provided an effective date of January 6, 2014. Once effective, our common stock will be quoted under the symbol “VOELD” for a period of 20 trading days. After 20 trading days, our common stock will trade under the symbol “WPWR” that more resembles our new name.

SECTION 8 - Other Events

ITEM 8.01 Other Events

On January 6, 2014, we entered into a non-binding Letter of Intent (“LOI”) with Cristian Neagoe to acquire a license to a technology that is an economical, mobile and scalable Micro-Refinery Unit (the “MRU”) to process raw natural gas into Green FuelTM (diluents, drop-in diesel and pipeline quality synthetic crude) and clean power.  The technology solution simultaneously reduces CO2 emissions and creates revenue streams with minimal capital expenditure. The proposed consideration for the potential acquisition will be payable in cash and common shares yet to be determined.

This potential acquisition remains subject to, among other things, completing customary pre-closing due diligence, the requisite approval and entering into a Definitive Agreement. The Definitive Agreement is expected to be signed by all parties on or before the end of February 3, 2014. There can be no assurance that any transaction will be completed as proposed or at all.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Change, dated December 19, 2013
3.2	Articles of Merger, dated December 19, 2013

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Well Power, Inc.

/s/ Melissa Lopez

Melissa Lopez
President

Date: January 6, 2014

3